Alico Term & RELOC 2010
Real Estate Term Loan: 10053500 Real Estate Line of Credit: 10053600

CREDIT AGREEMENT

This agreement is dated as of September  8, 2010.  It is between ALICO, INC., a Florida corporation ("Alico, Inc."); ALICO-AGRI, LTD., a Florida limited partnership ("Alico-Agri"); ALICO PLANT WORLD, L.L.C., a Florida limited liability company ("Plant World"); BOWEN BROTHERS FRUIT, LLC, a Florida limited liability company ("Bowen"); and ALICO LAND DEVELOPMENT, INC., a Florida corporation ("ALDI") (Alico Inc.; Alico-Agri; Plant World; Bowen; and ALDI are individually and collectively, “Borrower”) and RABO AGRIFINANCE, INC., a Delaware corporation (“Lender”).

Borrower requests that Lender make a term loan and provide a line of credit to Borrower. Lender will make a term loan and provide a line of credit, subject to the terms of this agreement.

ARTICLE 1                          - THE REAL ESTATE TERM LOAN

1.01 Loan Amount.   Lender shall lend Borrower the principal sum of $40,000,000.00 (the "Term Loan").

1.02 Interest.  The unpaid principal balance of the Term Loan will bear interest at a rate equal to the one month LIBOR plus 2.500% per annum, Adjusted on the first day of each Term Loan Month (the "Term Loan LIBOR Indexed Rate").  Lender shall advise Borrower of the initial interest rate not more than two (2) days prior to Closing. The term "Term Loan Month" means the one month period beginning on the first day of the calendar month immediately following the Closing Date, and each successive one month period.

1.03 Interest Margin Adjustment.

(a) On October 1, 2015 (the "Term Loan Margin Adjustment Date"), Lender may Adjust the Interest Rate Margin applicable to the Term Loan to any percent per annum (not to exceed five percent (5%)) determined by Lender.

(b) Lender shall notify Borrower of the new Interest Rate Margin applicable to the Term Loan not less than 30 days prior to the effective date of the Adjustment.  The Adjusted Interest Rate Margin will become effective upon the applicable date of Adjustment; except that Borrower may, at its option, irrevocably elect to Prepay the entire unpaid principal balance of the Term Loan, all accrued interest and all other charges due under the Term Loan, by giving notice to Lender no later than the effective date of the Adjustment (a "Notice of Election to Prepay").  If there is a Notice of Election to Prepay, Borrower shall pay the entire unpaid principal balance of the Term Loan, all accrued interest and all other charges due under this agreement with respect to the Term Loan, without prepayment fee or penalty, within 90 days after the effective date of the Adjustment.  If Lender does not receive a Notice of Election to Prepay Borrower will be deemed to have acknowledged and accepted the Adjustment.  A Notice of Election to Prepay will not affect the effective date of the Adjustment of the Interest Rate Margin.

1.04 Required Payments; Maturity Date.

(a) Borrower shall pay accrued interest on the Term Loan on October 1, 2010 and on the first day of each January, April, July and October after the Closing Date to the Term Loan Maturity Date.

(b) On October 1, 2011 (the “Term Loan Initial Principal Payment Date"), and on the first day of each January, April, July and October thereafter to the Real Estate Term Loan Maturity Date, Borrower shall pay Term Loan principal in the amount of $500,000.00 in addition to accrued interest.

(c) Reserved.

(d) The unpaid principal balance of, all unpaid accrued interest on, and other charges under this agreement with respect to the Term Loan, shall be paid on October 1, 2020 (the "Term Loan Maturity Date").

1.05 Prepayments.  Subject to Section 1.03(b), Section 3.06 and the following sentence, Prepayments of the Term Loan may be made at any time without prepayment fee or premium; except that each Prepayment must be not less than $100,000.00. Borrower shall give Lender not less than fifteen (15) days notice of Borrower’s intention to make any Prepayment of $2,000,000.00 or more, specifying the date and the amount of such Prepayment.

1.06 The Term Loan Note.  The Term Loan will be evidenced by this agreement and a promissory note in a form provided by Lender (the "Term Loan Note").

ARTICLE 2                          - THE REAL ESTATE LINE OF CREDIT

2.01 The Line of Credit.  Lender shall extend credit (the “Line of Credit”) from time to time during the period from the Closing Date to the Line of Credit Maturity Date (that period, including extensions, if any, the “Line of Credit Availability Period”) by making loans to Borrower (each such loan a "Line of Credit Loan") on a revolving basis.

2.02 Maximum Amount  The aggregate unpaid principal balance of the Line of Credit Loans must not exceed $60,000,000.00 (the "Line of Credit Committed Amount").

2.03 Loans under the Line of Credit.  Loans under the Line of Credit are subject to Article 5.  Line of Credit Loans must be used only for financing general corporate expenditures, including operating expenses, purchases of capital assets, payment of dividends and general working capital.  Each Line of Credit Loan must be a minimum of $100,000.00.  Up to 52 Line of Credit Loans per year may be obtained without a disbursement fee.  Additional Line of Credit Loans will be subject to a disbursement fee of $100.00 per Loan.

2.04 Revolving Nature.  The Line of Credit is a revolving line of credit; and during the Line of Credit Availability Period, subject to the terms and conditions of this agreement, Borrower may repay principal amounts and reborrow them.

2.05 Commitment Fee.  During the Line of Credit Availability Period, Borrower shall pay an annual commitment fee equal to 0.150% of the difference between the annual average unpaid balance and the Line of Credit Committed Amount.  The commitment fee shall be paid on February 1 of each year.  The commitment fee with respect to any partial year will be prorated according to the ratio of the number of days in that partial year period to the number of days in the entire year.

2.06 Interest.  The unpaid principal balance of Loans under the Line of Credit will bear interest at a rate equal to the one month LIBOR plus 2.500% per annum, Adjusted on the first day of each Line of Credit Month (the "Line of Credit LIBOR Indexed Rate").  Lender shall advise Borrower of the initial interest rate not more than two (2) days prior to Closing. The term "Line of Credit Month" means the one month period beginning on the first day of the calendar month immediately following the Closing Date, and each successive one month period.

2.07 Interest Margin Adjustment.

(a) Commencing on February 1, 2011 and on each February 1 thereafter (each a "Line of Credit Margin Adjustment Date"), Lender shall Adjust the Interest Rate Margin applicable to the Line of Credit to an Interest Rate Margin determined pursuant to the Pricing Grid attached hereto as Exhibit A (that, and any replacement pricing grid, the “Pricing Grid”) based on Borrower’s Debt Service Coverage Ratio for the immediately preceding fiscal year. Category 2 pricing shall apply for interest accruing from Closing through the first Adjustment Date.

(b) On October 1, 2015, Lender may Adjust the Interest Rate Margins set forth in the Pricing Grid  applicable to the Line of Credit Loan to any percent per annum determined by Lender.  Lender shall notify Borrower of the new Interest Rate Margins (and Pricing Grid) not less than 30 days prior to the applicable date of Adjustment.  The Pricing Grid shall become effective upon the applicable date of Adjustment at the Debt Service Coverage Ratio category  then in effect; except that Borrower may, at its option, prior to the applicable date of Adjustment, notify Lender that Borrower will Prepay the entire unpaid principal balance of the Line of Credit Loan, all accrued interest and other charges due under the Line of Credit Loan, and terminate its ability to draw under the Line of Credit.  Upon giving such notice, Borrower shall pay the entire unpaid principal balance of the Line of Credit Loan, without prepayment fee or penalty, within 90 days after the applicable date of Adjustment.  If Lender does not receive such notice, Borrower will be deemed to have acknowledged and accepted the new Pricing Grid.  A notice of election to prepay will not affect the effective date of the Adjustment of the Interest Rate Margins.

2.08 Required Payments; Maturity Date.

(a) Borrower shall pay accrued interest on the Line of Credit on October 1, 2010 and on the first day of each January, April, July and October after the Closing Date to the Line of Credit Maturity Date.

(b) The unpaid principal balance of, all unpaid accrued interest on, and other charges under this agreement with respect to the Line of Credit, shall be paid on October 1, 2020 (the "Line of Credit Maturity Date").

2.09 Prepayments.  Subject to Sections 2.07(b) and  3.06, Prepayments of the Line of Credit may be made at any time without prepayment fee or penalty; except that each Prepayment must be not less than $100,000.00.

2.10 The Line of Credit Note.  Loans under the Line of Credit will be evidenced by this agreement and a promissory note in a form provided by Lender (the "Line of Credit Note").

ARTICLE 3                       - COVENANTS REGARDING THE LOANS

3.01 Loan Requests.  Each Line of Credit Loan will be made upon the request of Borrower (a "Loan Request").  Each Loan Request (a) must comply with the requirements of Article 9; (b) at Lender's option, must be received by Lender before 12:00 noon (St. Louis, Missouri time) on a Business Day which is not less than one Business day prior to the date of the Loan; and (c) must specify the amount of the Line of Credit Loan.  No Line of Credit Loan will be made if the interest rate for that Loan would exceed the Maximum Rate.  Each Loan Request will be irrevocable.  Lender may postpone making any Line of Credit Loan to the extent Lender is delayed by fire, earthquake or another circumstance outside Lender’s reasonable control.

3.02 Computation of Interest.  All computations of accrued interest under the Loan Documents other than interest at the Maximum Rate, and all fees under the Loan Documents, will be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed; and all computations of interest accrued at the Maximum Rate will be based upon a year of the actual number of days in the respective year.  Subject to Section 3.04, there is no limit on the amount that a rate of interest subject to Adjustment by Lender may increase at any one time, or in the aggregate.  Lender's determination of a rate of interest will be conclusive, absent manifest error.

3.03 Default Rate.  Upon the occurrence of an Event of Default, the principal balance of the Loans and, to the extent permitted by Applicable Law, all other Loan Obligations shall, from the date of the Event of Default until the date Lender notifies Borrower that it is waived or cured or all Loan Obligations are paid in full, bear interest at the Default Rate.  Subject to the provisions of Section 3.04, the "Default Rate" means with respect to (i) the unpaid principal balance of  the Term Loan, the rate per annum which would otherwise be in effect plus 5.000% per annum; (ii) the unpaid principal balance of all Loans under the Line of Credit, the rate per annum which would otherwise be in effect using the Category 3 rate set forth in the Pricing Grid, plus 5.000% per annum; and (iii) all other Loan Obligations, a rate equal to the highest Default Rate applicable to the unpaid principal balance of any Loan.  Interest payable at the Default Rate shall be paid from time to time on demand, or if not sooner demanded, on the first day of each month.  The provisions of this section may result in compounding of interest.  The provisions of this section will not constitute a waiver of any Event of Default.

3.04 Maximum Rate.  Notwithstanding any provision of this agreement to the contrary, (a) no interest will be due on any amount due under this agreement if, under Applicable Law, Lender is not permitted to charge interest on that amount, and (b) in all other cases interest due under this agreement will be calculated at a rate not to exceed the Maximum Rate.  If Borrower is requested by Lender to pay interest on any amount due under this agreement at a rate greater than the Maximum Rate, the amount of interest due on that amount will be deemed the Maximum Rate and all payments in excess of the Maximum Rate will be deemed to have been Prepayments without prepayment fee or penalty, and not interest.  All amounts other than interest which are paid or agreed to be paid to Lender for the use, forbearance, or detention of Borrower's indebtedness to Lender under this agreement shall, to the extent permitted by Applicable Law, be amortized and spread over the full stated term of the indebtedness, so that the rate of interest on account of that indebtedness does not exceed the Maximum Rate for so long as the indebtedness is outstanding.

3.05 Method and Application of Payments. All payments of principal, interest, and other amounts to be made under the Loan Documents shall be made to Lender in U.S. dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 2:00 pm (St. Louis, Missouri time) on the dates on which those payments will become due (any of those payments made after the time on the due date will be deemed to have been made on the next succeeding Business Day).  All payments received by Lender (including, to the extent permitted by Applicable Law, all proceeds received from the sale or other liquidation of the Collateral) will be applied to the Obligations in any order determined by Lender.  The early or late date of making a regularly scheduled payment will be disregarded for purposes of allocating the payment between principal and interest.  For this purpose, the payment will be treated as though made on the date due provided any late payments shall include interest at the applicable Default Rate.  In any legal action or proceeding, the entries made by Lender in an account or accounts maintained by Lender or Rabobank International or any of their Affiliates in accordance with its usual practice and evidencing the Obligations, will be prima facie evidence of the existence and amounts of those Obligations.

3.06 Prepayments Generally.  Lender may refuse to accept any Prepayment not expressly permitted in this agreement.  If a Prepayment is conditioned upon prior notice to Lender, at the option of Lender, (a) that notice will be irrevocable; (b) a Prepayment will be due in the amount and on the date specified in that notice; and (c) that notice will not affect Borrower's obligation to make all other payments required under the Loan Documents on the date when due. Prepayments of the Term Loan must be accompanied by unpaid accrued interest.  Lender may, at its option, condition any Prepayment of a Line of Credit Loan upon payment of all amounts then due under this agreement.  Each Prepayment of a portion of the Term Loan or a Line of Credit Loan will be applied to the most remote payment of the principal due under this agreement without affecting the amount or due date of any subsequent payment due under the Term Loan or the Line of Credit Loan.  If Lender receives any Prepayment which it is permitted to refuse, Lender may accept the Prepayment; except that Lender may, as a condition of acceptance, require the payment of interest which would accrue on the amount prepaid through the date when Lender would be obligated to accept the Prepayment, or the date the principal amount prepaid would be due under this agreement, whichever is earlier.

Notwithstanding that the Obligations are secured by the Collateral in its entirety and provided that there has been no Event of Default and no material decrease in the value of the Collateral, Lender will release that portion of the Collateral comprised of the Citrus Groves upon receipt of immediately available funds  in full repayment of all amounts due under the Term Loan, and will release the portion of the Collateral comprised of the Collins Slough/Hill Grade Tract properties upon receipt of immediately available funds  in full repayment of all amounts due and the termination of the Line of Credit.

3.07 Reserved.

3.08 Mandatory Repayments.  If at any time the unpaid principal balance of a Line of Credit Loan exceeds the maximum amount thereof under the terms of this agreement, then, upon demand by Lender, Borrower shall repay that portion of the principal balance thereof in excess of that maximum amount, along with all unpaid accrued interest on that portion.

3.09 Inability to Determine Rates.  If, in connection with any Loan bearing interest at a rate to be determined in whole or in part on the basis of the applicable LIBOR (a “LIBOR Based Rate”), Lender determines that (a) United States dollar deposits are not being offered to banks in the London interbank market for the applicable amount of such Loan, or (b) adequate and reasonable means do not exist for determining the applicable LIBOR Based Rate, Lender will promptly so notify the Borrower.  Thereafter, the obligation of Lender to make or maintain any Loan bearing interest at the applicable LIBOR Based Rate shall be suspended until Lender revokes such notice, and all Loans which would otherwise bear interest at the applicable LIBOR Based Rate shall accrue interest at that rate, per annum, equal to the Prime Rate.

3.10 Hedging Agreements and Hedging Obligations.  In the event Borrower or any of them has any interest rate swap Hedging Obligations related to the Loans, a Prepayment hereunder may trigger a close-out of corresponding parties as to Hedging Agreements at Lender’s option, in the event that Borrower does not have outstanding amounts under the Loans bearing interest at a LIBOR rate in amount equal to or in excess of the notional amount of the interest rate swap from time to time.

ARTICLE 4                         - COLLATERAL

4.01 Collateral Documents.  The payment and performance of the Obligations shall be secured by all liens upon and security interests in any rights, title and interests in property, created under the terms and conditions of any instrument or agreement between any Borrower and Lender or Rabobank International or any of their Affiliates, whether now existing or hereafter arising, stating that it secures the payment or performance of the Loan Obligations or the indebtedness, liabilities and obligations of Borrower to Lender, generally (those rights, title and interests, individually and collectively, the "Collateral;" and those instruments and agreements, the "Collateral Documents"). The Collateral Documents include, without limitation, that certain Florida Mortgage, Security Agreement and Financing Statement of even date herewith from Borrower to Lender in its capacities as Mortgagee and Collateral Agent. The Collateral and Collateral Documents secure the Term Loan, the Line of Credit and the Hedging Obligations.

4.02            Due on Sale or Encumbrance Provisions.  Each Collateral Document which is a mortgage, deed of trust or deed to secure debt includes substantially the following provision:  Mortgagor shall not, without Collateral Agent's or Mortgagee's prior written consent in each instance, directly or indirectly sell, grant, convey, transfer, assign, or otherwise dispose of the Real Estate or any portion thereof or any legal or beneficial interest therein, whether by operation of law or otherwise, or permit or suffer any such sale, grant, conveyance, transfer, assignment or other disposition of same.  Furthermore, if Mortgagor is a corporation, partnership, limited liability company or other entity, Mortgagor shall not, without Collateral Agent's or Mortgagee's prior written consent, directly or indirectly permit, allow or suffer any person or entity having, directly or indirectly, through one or more intermediate persons or otherwise, any stock, partnership, legal, beneficial, or other ownership interest in Mortgagor, to convey, transfer, assign, pledge, hypothecate, mortgage, encumber, or otherwise dispose of such interest, if as a result of such transaction or transactions, either (i) any person or entity having a Controlling Interest (as hereinafter defined) in Mortgagor immediately prior thereto would cease to have a Controlling Interest in Mortgagor immediately thereafter, or (ii) any person or entity not having a Controlling Interest in Mortgagor immediately prior thereto would have a Controlling Interest in Mortgagor immediately thereafter.  "Controlling Interest" means the legal or beneficial ownership, use, enjoyment, or benefit, directly or indirectly, through one or more intermediate persons, of the power to direct the removal and replacement of management, including the chief executive officer, of Mortgagor, directly or indirectly, whether through the direct or indirect ownership, of voting securities, by contract or otherwise.  Except as provided below in this paragraph, any sale, grant, conveyance, transfer, assignment or other disposition described in this paragraph, without Collateral Agent's or Mortgagee's prior written consent, shall, at Collateral Agent's or Mortgagee's sole option, constitute a default under this Mortgage and the other Loan Documents, entitling Collateral Agent or Mortgagee immediately to exercise all rights and remedies under this Mortgage and the other Loan Documents without notice to Mortgagor or any other parties.  Notwithstanding anything in this Agreement to the contrary:  (i) any direct or indirect conveyance, transfer, assignment or other disposition (the “Event”) of any stock, partnership, limited liability company, legal, beneficial or other interest in Mortgagor shall not be a default hereunder or under the other Loan Documents as long as either (A) the chief executive officer of Mortgagor immediately prior to such Event is not actually removed or replaced (other than as a result of the death or disability of the chief executive officer which shall not be deemed a removal or replacement) within two (2) years of such Event, or (B) those persons or entities having a direct or indirect Controlling Interest in Mortgagor as of the date of this Agreement, continue to have, in the aggregate with their Affiliates and Related Parties, a direct or indirect Controlling Interest in Mortgagor, (ii) the transfer of the Real Estate to an Affiliate of Mortgagor (a “Transferee-Affiliate”) by merger of Mortgagor into such Affiliate shall not be a default hereunder or under the other Loan Documents so long as those persons or entities having a direct or indirect Controlling Interest in Mortgagor as of the date of this Agreement, continue to have, in the aggregate with their Affiliates and Related Parties, a direct or indirect Controlling Interest in said Transferee-Affiliate, (iii) the transfer of the Real Estate to a wholly-owned Affiliate of Mortgagor (a “Wholly-Owned Affiliate”) shall not be a default hereunder or under the other Loan Documents so long as said Wholly-Owned Affiliate remains wholly-owned by Mortgagor or an Affiliate of Mortgagor and executes and delivers to Lender a guaranty of all of the Obligations and all other instruments and agreements required by Lender pursuant to Paragraph 7.12 below, and (iv) any pledge, hypothecation or encumbrance of a direct or indirect interest in Mortgagor without the actual transfer of voting rights with respect thereto shall not be deemed to constitute a conveyance, transfer, assignment, pledge, hypothecation, mortgage, encumbrance or other disposition of such interest for purposes of this Paragraph 4.02 (provided, however, either (A) a pledge, hypothecation or encumbrance of a direct or indirect interest in Mortgagor together with the actual transfer of voting rights with respect thereto or (B) a transfer of the voting rights pursuant to the exercise or enforcement of such permitted pledge, hypothecation or encumbrance, shall be deemed to constitute a conveyance, transfer, assignment, pledge, hypothecation, mortgage, encumbrance or other disposition of such interest for purposes of this Paragraph 4.02).  If an Event described in (i) (A) above occurs followed by the removal or replacement of the chief executive officer within two (2) years of such Event, Mortgagor shall notify Mortgagee and Collateral Agent in writing (“Change Notice”) and if Mortgagee and Collateral Agent desire, as a result thereof, to assert a default hereunder or under any of the other Loan Documents, Mortgagee and Collateral Agent shall send written notice of default to Mortgagor within thirty (30) days following receipt of the Change Notice, failing which they shall be deemed to have waived the right to assert such default as a result of the Event.   “Related Parties” means, in the case of an individual, members of such individual’s “Immediate Family”, family trusts for the benefit of such individual and/or his or her Immediate Family, and entities in which such individual and/or Related Parties have a Controlling Interest.  “Immediate Family” shall mean the ancestors, siblings, spouse, and lineal descendants of an individual and the spouses of such siblings and lineal descendants. Notwithstanding any transfer otherwise permitted hereunder, all Obligations, including but not limited to  all financial covenants, shall remain in full force and effect.

ARTICLE 5                      - CONDITIONS

5.01 Conditions of the Initial Loan.  Lender's obligation to make the initial Loan is subject to the following conditions precedent:

(a) Borrower has executed and delivered the Loan Documents to Lender;

(b) Lender has received evidence satisfactory to Lender, of the formation and existence of all parties to the Transaction Documents other than Lender which are anything other than an individual, if any, and authorization of the individuals executing the Transaction Documents on behalf of those parties;

(c) Lender has received all appraisals and inspection reports required by Lender, in a form and content satisfactory to Lender;

(d) Lender has received evidence satisfactory to Lender, that Borrower is in compliance with all applicable Environmental Laws  (that evidence, the "Environmental Information");

(e) Lender has received evidence satisfactory to Lender, that all regulatory approvals, permits and licenses required under Applicable Law for Borrower's business operations have been issued and are in full force and effect;

(f) Lender has received evidence satisfactory to Lender, that the Liens granted to Lender under the Collateral Documents are valid, enforceable, properly perfected, and prior to the rights and interests of all other Persons, except those rights and interests acceptable to Lender;

(g) Lender has received evidence satisfactory to Lender, that all policies of insurance required under the Loan Documents;

(h) all representations and warranties of all parties other than Lender in the Transaction Documents are true and correct;

(i) Lender has received a written opinion from Borrower's legal counsel acceptable to Lender, covering all issues required by Lender;

(j) Lender’s receipt of any required closing fee;

(k) reimbursement of Lender's out of pocket expenses, including Legal Fees, incurred in connection with the underwriting of the Loans or the Closing (collectively, the “Closing Expenses”); and

(l) Lender's receipt of all other documents, information and other preconditions required by Lender.

5.02 Additional Loans.  Lender's obligation to make each additional Loan is subject to the condition precedent that on the Drawdown Date:

(a) Lender shall receive a Loan Request (defined in Section 3.01);

(b) the following statements are correct (and Borrower will be deemed to represent to Lender that those representations are correct) as of the Drawdown Date:  (i) the representations and warranties in the Loan Documents are correct as though made on that date; (ii) no Event of Default or event which, with the passage of time or the giving of notice would constitute an Event of Default, has occurred and remains uncured or would result from the additional Loan; (iii) there has been no change in the financial condition of Borrower since the effective date of this agreement, that would have a Material Adverse Effect on Borrower; and (iv) the unpaid principal amount of all outstanding Loans under the line of credit facility under which those Loans are made, together with the amount of that additional Loan does not exceed the maximum amount thereof under the terms of this agreement; and

(c) Lender shall have received all other approvals, opinions, or documents reasonably requested by Lender.

ARTICLE 6                      – BORROWER REPRESENTATIONS

6.01 Representations.  Borrower represents to Lender that:

(a) if Borrower is anything other than an individual, it has complied with all applicable laws concerning its organization, existence and the transaction of its business, and is in existence and good standing in its state of organization and each state in which it conducts its business;

(b) the execution, delivery and performance by Borrower of each Transaction Document to which it is a Party, is within the powers and authority of Borrower and has been duly authorized;

(c) to Borrower's knowledge, the Transaction Documents do not conflict with any Applicable Law;

(d) each Transaction Document to which Borrower is a Party is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required thereunder, when executed and delivered to Lender, will be similarly legal, valid, binding and enforceable;

(e) all financial statements and other reports, documents, instruments, information and forms of evidence concerning Borrower, the Collateral, or  any other fact or circumstance (the "Financial Information"), delivered to Lender in connection with this agreement, are accurate, correct and sufficiently complete in all material respects to provide Lender true and accurate knowledge of their subject matter, including, without limitation, all material contingent liabilities as defined by GAAP;

(f) there has been no Material Adverse Effect as to Borrower since the effective date of the Financial Information provided to Lender;

(g) Borrower is not the subject of any Judgment; and there is no lawsuit, tax claim or other dispute pending or to Borrower's knowledge credibly threatened against Borrower that, if determined adverse to Borrower, is reasonably likely to have a Material Adverse Effect;

(h) the Transaction Documents do not conflict with, nor is Borrower in default under any agreement or arrangement in effect providing for or relating to extensions of credit in respect of which Borrower is in any manner directly or contingently obligated;

(i) to Borrower’s knowledge, Borrower has filed all tax returns (federal, state, and local) required to be filed by Borrower and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties;

(j) Borrower is in compliance with all Applicable Laws (including all Environmental Laws), and there is no claim, action, proceeding or investigation pending or to Borrower's knowledge credibly threatened against Borrower with respect to a violation of Applicable Law by Borrower;

(k) Borrower is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986;

(l) no director, officer or stockholder of Borrower or any subsidiary of Borrower is an officer or director of Lender or Metropolitan Life Insurance Company or any of their Affiliates or is a relative of an officer or director of Lender or Metropolitan Life Insurance Company or any of their Affiliates within the following categories: a son, daughter or descendant of either; a stepson, stepdaughter, stepfather, stepmother; father, mother or ancestor of either, or a spouse. It is expressly understood that for the purpose of determining any of the foregoing relationship, a legally adopted child of a person is consider a child of such person by blood;

(m) no lease of the Collateral (whether hunting, recreational or agricultural) has a remaining term in excess of thirty six (36) months; and

(n) there is no Event of Default or event which, with notice or lapse of time would be an Event of Default.

6.02 Information Accurate and Complete. Except for projections, proformas, estimates and the like (which are, by nature, at least in part subject to conjecture and supposition), Borrower's submission of any report, record or other information pertaining to the condition or operations, financial or otherwise, of Borrower, from time to time, whether or not required under this agreement, will be deemed accompanied by a representation by Borrower that the report, record or information is complete and accurate in all material respects as to the condition or operations of Borrower (and, if applicable, Borrower's Subsidiaries, Affiliates, partners, shareholders, members, or other principals), including, without limitation, all material contingent liabilities.

ARTICLE 7                       – BORROWER COVENANTS

Until such time as all Obligations have been paid in full and Lender has no obligation to make additional Loans:

7.01 Tangible Net Worth.  Borrower shall at all times maintain not less than $80,000,000.00 in Consolidated Tangible Net Worth.

7.02 Current Ratio.  Borrower shall at all times maintain a Consolidated Current Ratio of not less than 2.00:1.00.

7.03 Debt Service Coverage Ratio.  Borrower shall maintain a Consolidated Debt Service Coverage Ratio of not less than 1.15:1.00, determined as of the end of each fiscal year, provided however, a violation of this covenant shall not be deemed an Event of Default unless it is breached in two consecutive fiscal years.

7.04 Debt to Total Assets Ratio.  Borrower shall at all times maintain a Consolidated Debt to Total Assets Ratio of not greater than 0.60:1.00.

7.05 Dividends.  Borrower shall declare no dividends in any fiscal year in which the Consolidated Debt Service Coverage Ratio is or would be breached as a result of the declaration of such dividend (or dividends).

7.06 Sale/Transfer/Lease of Assets.  At no time shall aggregate assets transferred or contributed  to Borrower’s Affiliate Agri-Insurance Company, Ltd., a Bermuda limited liability company, exceed $200,000.

Borrower shall not lease the Real Estate or any part of it for terms of more than 36 calendar months without Lender’s express prior written consent; such approved leases shall be consistent with Borrower’s past practice and standard agricultural practice in the area in which the Real Estate is located.

7.07 Books and Records.  Borrower shall maintain and cause each of its Subsidiaries to maintain proper books of record and account including full, true, and correct entries of all dealings and transactions relating to its and their business and activities on a cash or an accrual basis, at the option of Borrower, in all material respects in conformity with generally accepted accounting principles ("GAAP").

7.08 Reporting Requirements.  Borrower shall furnish to Lender:

(a) as soon as available, but no later than 45 days after the end of each fiscal quarter, a copy of Self Prepared Consolidated financial statements of Borrower for that period;

(b) as soon as available, but no later than 120 days after the end of each fiscal year, a copy of CPA Audited Consolidated financial statements of Borrower for that period;

(c) no less frequently than 60 days prior to the end of each fiscal year, financial projections for Borrower's operations for the upcoming fiscal year, specifying the assumptions on which they are based;

(d) within ten (10) business days following sending or receipt thereof by Borrower, copies of any management letters and correspondence relating to management letters, or any accountant’s reports or opinions accompanying any of the financial statements required under this Agreement;

(e) promptly upon receipt, copies of all notices, orders, or other communications regarding (i) any enforcement action by any Governmental Authority relating to health, safety, the environment, or any Hazardous Substances with regard to Borrower's property, activities, or operations, or (ii) any claim against Borrower regarding Hazardous Substances;

(f) notice of the occurrence of any of the following, promptly, but in any event no later than five (5) days after such occurrence: (i) any lawsuit, tax claim or other dispute is filed against Borrower in an amount or type or character which would be required to be reported by Borrower on its next required Securities Exchange Commission  filing, or the subsequent determination that such lawsuit, tax claim or other dispute would require such reporting; (ii) any substantial dispute between Borrower and any Governmental Authority which, if not resolved favorably to the Borrower, could reasonably be expected to have a Material Adverse Effect on Borrower; (iii) the failure by Borrower to comply with the terms and provisions of this agreement; (iv) any Material Adverse Effect as to Borrower; or (vi) any change in Borrower's name, legal structure, place of business, or chief executive office;

(g) if any financial statement required under this agreement has been compiled, reviewed or audited, a copy of that compiled, reviewed or audited financial statement, along with a copy of any accompanying accountant's report or opinion;

(h) promptly upon Lender's request, copies of all other books, records, statements, lists of property and accounts, budgets, forecasts, reports, records or other information pertaining to the condition or operations of Borrower reasonably requested by Lender; and

(i) concurrently with the Financial Information delivered pursuant to this Section a compliance certificate executed by the President or Chief Financial Officer of the Borrower (1) setting forth, as of the end of the preceding reporting period, the extent to which the Borrower complied with the requirements of Sections 7.01 through 7.06, inclusive, including in each case a brief description, together with all necessary computations, of the manner in which such compliance was determined, (2) stating that a review of the activities of the Borrower during the preceding reporting period has been made under his or her supervision to determine whether the Borrower fulfilled all of its obligations under the Loan Documents, and (3) stating that, to the best of his or her knowledge, the Borrower is not in default in the fulfillment of any of the terms, covenants, provisions or conditions hereof and thereof and no Event of Default (or event which, with notice or lapse of time or both would become an Event of Default and is not expected to be remedied within any applicable appropriate cure period), exists or existed or, if any such default or Event of Default or event exists or existed, specifying such default, Event of Default or event and the nature and status thereof;

7.09 Change in Accounting.  Borrower shall not make any material change or modification of Borrower’s manner and method of accounting except as required by the applicable accounting standard.

7.10 Maintenance of Assets.  Borrower shall maintain and preserve all rights, privileges, and franchises Borrower now has; and make any repairs, renewals, or replacements to keep Borrower's properties in good working condition.

7.11 Existence and Good Standing.  If Borrower is anything other than an individual, Borrower shall preserve and maintain its existence and good standing in the jurisdiction of its formation, and qualify and remain qualified to conduct its business in each jurisdiction in which such qualification is required;

7.12 Change in Business or Organizational Structure.  Without Lender’s prior written consent, Borrower shall not engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.  Borrower shall not form or otherwise acquire any wholly-owned Subsidiary unless that wholly-owned Subsidiary executes and delivers to Lender a guaranty of all of the Obligations and all other instruments and agreements required by Lender; nor shall Borrower (a) merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or (b) change its name or jurisdiction of organization. Borrower shall not  pledge, hypothecate, mortgage or encumber any of its interests in any Subsidiary or Affiliate or its rights to receive any dividends or distributions from such entity. Lender, in its sole discretion, may require an assignment of such proceeds.

7.13 Compliance with Laws.  Borrower shall comply in all respects with all applicable laws and pay before delinquency, all taxes, assessments, and governmental charges imposed upon Borrower or its property.

7.14 Inspections. Borrower shall, at any reasonable time and from time to time, permit Lender or any of its agents or representatives to examine and make copies of and abstracts from the records and books of, and visit the properties of, Borrower and to discuss the affairs, finances, and accounts of Borrower with (if Borrower is other than an individual) officers, directors, partners, or managers or Borrower, as applicable; Borrower's independent accountants; and any other person dealing with Borrower.

7.15 Insurance.

(a) Borrower shall maintain, or cause to be maintained, in addition to (but without duplication of) any insurance requirements set forth in the Collateral Documents, all risk property damage insurance policies covering tangible property comprising the Collateral for the full insurable value on a replacement cost basis; and such additional insurance as required by Lender or any Swap Counterparty from time to time.

(b) If any Real Estate is located in an area now or hereafter designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Borrower agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Real Estate is located in a special flood hazard area, as required by Lender, and to maintain such insurance for the term of the Loans.

(c) All policies of insurance required under the Transaction Documents must be issued by companies approved by Lender and the Swap Counterparties, and must be acceptable to Lender and the Swap Counterparties as to amounts, forms, risk coverages, deductibles, expiration dates, and loss payable and cancellation provisions.  In addition, each required policy must contain such endorsements as Lender or the Swap Counterparties may require and must provide that all proceeds be payable to Lender and the Swap Counterparties to the extent of their respective interests.

(d) If and whenever Lender or a Swap Counterparty reasonably believes that any required insurance is not in effect, Lender or that Swap Counterparty may (but will not be obligated to) procure that insurance at Borrower's expense.  Borrower shall reimburse Lender and the Swap Counterparties, on demand, for all premiums on that insurance paid by Lender or  the Swap Counterparties, respectively.

7.16 Arms' Length Dealing.  Borrower shall not enter into any transaction of any kind with any family member, Subsidiary or Affiliate, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower as would be obtainable by any Borrower at the time in a comparable arm’s length transaction with a Person other than a family member, Subsidiary or Affiliate.

7.17 Use of the Loans.  Borrower shall not use the Loans (a) for personal, family or household purposes, or (b) to purchase or carry "margin stock" (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System) or to invest in other Persons for the purpose of carrying any such "margin stock" or to reduce or retire any indebtedness incurred for that purpose.

7.18 ERISA Plans.  Borrower shall promptly pay and cause all Subsidiaries to pay contributions adequate to meet not less than the minimum funding standards under ERISA with respect to each and every Plan; file each annual report required to be filed pursuant to ERISA in connection with each Plan for each year; and notify Lender within ten days following the occurrence of any Reportable Event that might constitute grounds for termination of any capital Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan.  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Capitalized terms in this section shall have the meanings defined within ERISA.

7.19 Legal Fees; Costs.  Borrower shall pay the following:  (a) costs, expenses and Legal Fees paid or incurred in connection with the collection or enforcement of the Transaction Documents, whether or not suit is filed; (b) costs and Legal Fees paid or incurred in connection with any Insolvency Proceeding involving a claim under the Transaction Documents; (c) costs, expenses and Legal Fees incurred to protect the liens and security interests under the Collateral Documents; and (d) costs of suit and such sum as the court may adjudge as Legal Fees in any action to enforce payment of the Notes or any part thereof.

7.20 Lender Expenses.  Within ten Business Days after demand from Lender to Borrower, Borrower shall pay (or reimburse Lender for payment of) Closing Expenses not previously received by Lender.

7.21 Encumbrances On and Transfers of the Collateral. Except for encumbrances permitted by Lender in writing, Borrower will not create, incur, assume or suffer to exist any Lien on any of the Collateral or any interest therein except the Liens of the Collateral Documents other than liens for taxes not yet due and payable.

7.22 Other Acts.  Upon request by Lender, Borrower shall cooperate with Lender for the purposes of, and perform all acts which may be necessary or advisable to perfect any Lien granted under this agreement or the Collateral Documents, or to carry out the intent of the Transaction Documents.

ARTICLE 8                          - EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.  The following each will be an event of default under this agreement (an "Event of Default"):

(a) any payment required under the Loan Documents is not made on the date when due;

(b) the Financial Information or any representation in the Loan Documents is materially incorrect or misleading;

(c) Borrower does not (i) pay (or cause payment of) all taxes assessed on the Collateral prior to the date when delinquent; (ii) maintain (or cause to be maintained) all policies of insurance required under the Transaction Documents and pay (or cause payment of) all premiums for that insurance on or prior to the date when due; and (iii) maintain the Collateral (or cause the Collateral to be maintained) in good condition and repair, all in accordance with the terms and conditions of the Transaction Documents;

(d) the death of (i) any Borrower who is an individual, (ii) if Borrower is a partnership, any general partner of that partnership who is an individual, or (iii) if Borrower is the trustee under a trust acting in that capacity, any individual trustor under the trust;

(e) the filing of any federal tax lien against Borrower, any member or general partner of Borrower, or against the Collateral and same is not discharged of record within 60 days after the date filed;

(f) an Insolvency Proceeding is initiated by Borrower; or any Insolvency Proceeding initiated against Borrower by another Person is not discharged within 60 days after filing;

(g) Borrower or any Subsidiary are or become subject to a Judgment or Judgments:  (i) for the payment of money in an aggregate amount (as to all such Judgments or orders) exceeding $5,000,000.00, which are not covered by independent third-party insurance as to which the insurer does not dispute coverage, or (ii) that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in (i) or (ii) above, (A) enforcement proceedings are commenced by any creditor upon any such Judgment, or (B) there is a period of thirty consecutive days during which a stay of enforcement of any such Judgment, by reason of a pending appeal or otherwise, is not in effect;

(h) the violation of any Financial Covenant (except for Section 7.03 which must be violated for two consecutive fiscal years to constitute an Event of Default);

(i) any "Event of Default" or “event of default” as that term is defined or used in the Loan Documents other than this agreement which is not cured within any applicable cure or grace period;

(j) breach of the due on sale or due on encumbrance provisions contained in Section 4.02 or Section 7.21 of this Agreement or the due on sale or due on encumbrance provisions of any of the Collateral Documents referred to in Section 4.02 or Section 7.21 of this Agreement;

(k) any default in the payment or performance of a term or condition of any credit agreement, note, security agreement, mortgage, deed of trust, deed to secure debt, or other agreement or instrument evidencing or securing any other indebtedness, liabilities or obligations of Borrower to Lender or Rabobank International, Rabobank, N.A., or any other Affiliate of Lender, or any Swap Counterparty;

(l) any act or omission of Borrower constituting or causing any default termination event or other similar event under any Hedging Agreement relating to the indebtedness evidenced or secured by any Loan Document  which is not cured within any applicable cure or grace period;

(m) any Material Adverse Effect as to Borrower;

(n) for more than ten days after notice from Lender, Borrower is in default under any term, covenant or condition of this agreement not previously described in this Section 8.01, which can be cured by the payment of a sum of money; and

(o) for 30 days after notice from Lender, Borrower is in default under any term, covenant or condition of this agreement not previously described in this Section 8.01; provided that if (i) it is reasonably certain that the default cannot be cured by Borrower within that 30 day period and (ii) Borrower has commenced curing that default within that 30 day period and thereafter diligently and expeditiously proceeds to cure that default, then that 30 day period will be extended for so long as reasonably required by Borrower in the exercise of due diligence to cure that default, up to a maximum of 90 days after the notice to Borrower of the Event of Default.

8.02 Remedies.  Upon the occurrence of an Event of Default, Lender may: (a) without notice to Borrower, decline Loan Requests; (b) declare all Loan Obligations due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; and (c) exercise all other rights and remedies afforded to Lender under the Loan Documents or Applicable Law or in equity; except that upon an actual or deemed entry of an order for relief with respect to Borrower or any of its Subsidiaries in any Insolvency Proceeding, (i) any obligation of Lender to make additional Loans shall automatically be terminated and (ii) all Loan Obligations shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived by Borrower.

ARTICLE 9                       - NOTICES

All requests, notices, approvals, consents, and other communications between the Parties (collectively, "Notices") under the terms and conditions of the Loan Documents must be in writing and mailed or delivered to the address specified in that Loan Document, or to the address designated by any Party in a notice to the other Parties; and in the case of any other Person, to the address designated by that Person in a notice to Borrower and Lender.  All Notices will be deemed to be given or made upon the earlier to occur of (a) actual receipt by the intended recipient or (b) (i) if delivered by hand or by courier, upon delivery; or (ii) if delivered by mail, four Business Days after deposit in the mails, properly addressed, postage prepaid; except that notices and other communications to Lender shall not be effective until actually received by Lender.  Borrower requests that Lender accept, and Lender may, at its option, accept and is entitled to rely and act upon any Notices purportedly given by or on behalf of Borrower, even if not made in a manner specified herein (including Notices made verbally, by telephone, telefacsimile, email, or other electronic means of communication), were incomplete or were not preceded or followed by any other form of Notice specified herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof.  All telephonic Notices to and other telephonic communications with Lender may be recorded by Lender, and each Party consents to such recording.

ARTICLE 10                       – GENERAL DEFINITIONS, ACCOUNTING MATTERS AND DRAFTING CONVENTIONS

10.01 Defined Terms.  Capitalized terms defined in this section are used in this agreement as so defined. Except as otherwise defined in this agreement, or unless the context otherwise requires, each term that is used in this agreement which is defined in Article 9 of the UCC shall have the meaning ascribed to that term in Article 9 of the UCC.

"Adjust" means to increase or decrease; "Adjusted" means increased or decreased; and "Adjustment" means an increase or decrease.

"Adjustment Date" means each date on which the rate of interest on a LIBOR Indexed Rate Loan (or Interest Rate Margin used to determine that rate of interest), is or may be Adjusted by Lender pursuant to this agreement.

“Affiliate” of a Person other than an individual means another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Applicable Law" means all existing and future laws, orders, ordinances, rules and regulations of or by a Governmental Authority; except that in determining the Maximum Rate, Applicable Law shall mean those laws, orders, ordinances, rules and regulations in effect as of the date hereof or if there is a change in Applicable Law which (a) permits Lender to charge interest on amounts which Lender would not otherwise be permitted to charge interest, or (b) increases the permissible rate of interest, then the new Applicable Law as of its effective date.

"Borrower" shall have the meaning specified in the preamble of this agreement.

"Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the Applicable Laws of the State of Missouri, or are in fact closed in the State of Missouri.

“CAFDS" (Cash Available For Debt Service) means at any date, for the preceding twelve months, net income, minus gains on real estate sales, minus dividends paid, plus interest expense, plus income taxes, plus depreciation and amortization, plus cash proceeds from sale of real estate, plus collections of mortgages and notes receivable, plus property impairments.

"Capital Expenditures" means expenditures for fixed or capital assets.

“Citrus Groves" shall have the meaning specified in the Collateral Documents.

“Collins Slough/Hill Grade Tract” shall have the meaning specified in the Collateral Documents.

"Closing" means (a) the acknowledgement by Lender that all conditions precedent to the initial Loan are satisfied or waived in accordance with this agreement, or (b) the initial Loan is made, whichever is earlier.

"Closing Date" means the date of the Closing.

"Collateral Agency Agreement" means the collateral agency agreement between the Mortgagees named in that certain Florida Mortgage, Security Agreement and Financing Statement of even date herewith from Borrower to Lender in its capacities as Mortgagee and Collateral Agent and governing their rights and obligations as between themselves. Such agreement does not result in any changes to Borrower’s obligations under the Loan Documents.

"Compensation" means, as applicable, salaries and other compensation paid to shareholders, members, partners, directors, managers, and officers.

"Consolidated" means, in connection with any definition, financial report or financial covenant, the combination of the applicable Persons, together with their Subsidiaries.

"Control" of a Person other than an individual means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

"CPA" means an independent certified public accountant acceptable to Lender.

"CPA Audited" audited by a CPA, including an auditor's opinion.

"Current Ratio" means the ratio of current assets to current liabilities.

"Debt Service Coverage Ratio" means the ratio of CAFDS to the current portion of Funded Debt plus interest expense.

"Debt to Total Assets Ratio" means the ratio of total liabilities to total assets.

"Distributions" means, as applicable, living expenses for individuals, or dividends, distributions or other payments (whether in cash, securities or other property) with respect to any capital stock, membership interest, general or limited partnership interest, beneficial interest in a trust or other equity interest.

"Drawdown Date" means in the case of any Loan, the date on which that Loan is made.

"EBITDA" means at any date (a) net income, excluding any extraordinary and non-operating income (unless deemed by Lender to be recurring in nature), of a Person for the preceding twelve months plus (b) any interest expense, income taxes, depreciation, amortization, and other non-cash charges for that twelve months to the extent they were deducted from gross income to calculate net income.

"Environmental Law" means all Applicable Laws relating to or imposing liability or standards of conduct concerning protection of health or the environment.

"Financial Covenant" means any covenant contained in the Loan Documents regarding the financial status of a Person other than Lender.

"Funded Debt"  means all outstanding long term liabilities for money borrowed for non-consumer purposes, other long term interest-bearing non-consumer liabilities, and capital leases.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Hazardous Substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "caustic," "pollutant," or "contaminant" or a similar designation or regulation under any Environmental Law, and shall also include, without limitation, asbestos, PCBs, petroleum, petroleum products, and natural gas.

"Hedging Agreement" means any interest rate swap, interest rate caps, interest rate collars or other similar agreement between Borrower and a Swap Counterparty, for the purpose of fixing or limiting interest expense, or any foreign exchange, currency hedging, commodity hedging, security hedging or other agreement between Borrower and a Swap Counterparty, for the purpose of limiting the market risk of holding currency, a security or a commodity in either the cash or futures markets.

"Hedging Obligations" means all indebtedness, liabilities and obligations of Borrower under any Hedging Agreement, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

"Insolvency Proceeding" means the insolvency of a Person, the appointment of a receiver of any part of Person's property, an assignment by a Person for the benefit of creditors, or the commencement of any proceeding under the Federal Bankruptcy Code or any other bankruptcy or insolvency law, by or against a Person.

"Interest Payment Date" means a date on which regularly scheduled payments of interest are due.

"Interest Period" means with respect to a Real Estate Term Loan LIBOR Indexed Rate Loan or Real Estate Line of Credit LIBOR Indexed Rate Loan, each period commencing on the date that the  Real Estate Term Loan LIBOR Indexed Rate Loan or  initial Real Estate Line of Credit LIBOR Indexed Rate Loan, respectively, is made or the applicable rate is recalculated, until the next Adjustment Date or, if earlier, the respective Maturity Date.

"Interest Rate Margin" means the percentage margin used to calculate any rate of interest which is determined by adding together a published rate and a percentage margin set by Lender.

"Judgment" means a judgment, order, writ, injunction, decree, or rule of any court, arbitrator, or Governmental Authority.

"Legal Fees" means any and all counsel, attorney, paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial, appellate, discretionary review, or any other level, incurred or paid by Lender in protecting and enforcing its rights and interests under the Loan Documents or the Collateral Documents.

"Lender" shall have the meaning specified in the preamble of this agreement and any successors and assigns of any of its rights and obligations under this agreement.

"LIBOR" means, for any Interest Period, the rate of interest published in the "Money Rates" section of The Wall Street Journal (or if The Wall Street Journal is not available or does not publish that rate, any other authoritative source of that rate, selected by Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in an amount equal to the Loan in the London interbank market at approximately 11:00 a.m., London time) on the London Banking Day immediately preceding the commencement of the Interest Period, as the rate for dollar deposits with a maturity comparable to the applicable contract period; provided, that LIBOR may be Adjusted from time to time in Lender's discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.

"LIBOR Indexed Rate" means with respect to the Term Loan, the Term Loan LIBOR Indexed Rate and with respect to the Line of Credit, the Line of Credit LIBOR Indexed Rate.

"LIBOR Indexed Rate Loan" means a Loan which bears interest at a LIBOR Indexed Rate.

“Lien” means any mortgage, pledge, assignment, deposit arrangement, privilege, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"Loan" means the Term Loan or a Line of Credit Loan.

"Loan Documents" means this agreement, the Notes, the Collateral Documents, and all other agreements and instruments required by Lender for purposes of evidencing or securing the Loans.

"Loan Obligations" means all indebtedness, liabilities and obligations of Borrower to Lender arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

"London Banking Day" means a day on which banks are open for dealings in dollar deposits in the London interbank market.

"Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, Judgments, awards, amounts paid in settlement of whatever kind or nature (including Legal Fees).

"Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect as to the validity or enforceability of any Transaction Document or any material term or condition therein against the applicable Person; (b) is or could reasonably be expected to be material and adverse to the financial condition, business assets, operations, or property of the applicable Person individually or in the aggregate having an impact on the Borrower in excess of $5,000,000 as determined by Lender; or (c) materially impairs or could reasonably be expected to materially impair the ability of the applicable Person to perform the Obligations.

"Maturity Date" means, with respect to the Term Loan and Line of Credit, the Term Loan Maturity Date or the Line of Credit Maturity Date, respectively, or any other earlier date when, under the terms of this agreement, the entire unpaid principal amount of the Term Loan and Line of Credit, respectively, is due.

"Maximum Rate" means that rate per annum which, under Applicable Law, may be charged without subjecting Lender to civil or criminal liability, or limiting Lender's rights under the Loan Documents as a result of being in excess of the maximum interest rate which Borrower is permitted to contract or agree to pay; except that the Maximum Rate on any amount upon which Lender is not permitted to charge interest will be zero percent.

"Note" means the Term Loan Note and/or the Line of Credit Note, as the context may require, and any other evidence of indebtedness delivered in connection with this agreement.

"Obligations" means the Loan Obligations and the Hedging Obligations.

"Party" refers only to a named party to this agreement or another Loan Document, as the context requires.

"Person" means an individual, a corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other business entity, or a government or any agency or political subdivision thereof.

"Prepay" means to make a Prepayment.

"Prepayment" means a payment of all or a portion of the unpaid principal balance of a Loan prior to the date when due, whether voluntary, by reason of acceleration, or otherwise.

"Prime Rate" means for any day the highest rate published from time to time in the “Money Rates” section of The Wall Street Journal as the Prime Rate for that day (or, if The Wall Street Journal is not available, any other authoritative source of that rate selected by Lender).

"Rabobank International" means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., a foreign banking organization organized as a cooperative bank under the laws of The Netherlands.

"Real Estate" means that portion of the Collateral which is real property, as opposed to personal property.

"Self Prepared" means for the financial statement of any Person, prepared by that Person, and not compiled, reviewed or audited by a certified public accountant.

“Subsidiary” of a Person which is anything other than an individual means a business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly by that Person.  Unless otherwise specified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to any Subsidiary or Subsidiaries, if any.

"Swap Counterparty" means any party to a Hedging Agreement which is Rabobank International or an Affiliate of Rabobank International.

"Tangible Net Worth" means total assets, less the sum of (without limitation and without duplication of deductions) (a) total liabilities, (b) any reserves established by a Person for anticipated losses or expenses, (c) the amount, if any, of all intangible items including any leasehold rights, the amount of any investment in any Affiliate or other entity including a Subsidiary, good will (including any amounts, however designated on the balance sheet, representing the cost of acquisition of business and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, and customer and/or mailing lists, (d) all amounts due from employees, stockholders, and Subsidiaries; and (e) any other asset deemed intangible by Lender.

"Transaction Documents" means the Loan Documents and all Hedging Agreements.

"UCC" means the Uniform Commercial Code in the Governing Law State.

10.02 Accounting Matters.  All accounting terms not specifically defined herein will be construed in accordance with GAAP.  All financial covenants applicable to an individual will be calculated based on that individual's business, excluding personal assets and liabilities.  Borrower will not change (a) the accounting standards used to prepare Borrower's financial statements or (b) the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal years is calculated.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document Lender may amend that ratio or requirement to preserve the original intent thereof in light of that change.

10.03 Drafting Conventions.  Unless expressly stated therein or the context otherwise requires, the Loan Documents will be interpreted in accordance with the following (the "Drafting Conventions"):  (a) the words "include," "includes," and "including" are to be read as if they were followed by the phrase "without limitation"; (b) unless otherwise expressly stated, terms and provisions applicable to two or more Persons shall apply on an individual, as well as collective basis; (c) headings and captions are provided for convenience only and do not affect the meaning of the text which follows; (d) references to a parcel or tract of real estate means, without limitation, the land described, and any and all improvements located thereupon and all easements or other rights or interests benefiting that land; (e) references to an agreement or instrument means that agreement or instrument, together with all extensions, renewals, modifications, substitutions and amendments thereof, subject to any restrictions thereon in that agreement or instrument or in the Loan Documents; (F) ANY REPORT OR DOCUMENT TO BE RECEIVED BY LENDER SHALL BE REASONABLY SATISFACTORY IN FORM AND CONTENT TO LENDER; (G) WHEREVER (I) LENDER EXERCISES ANY RIGHT GIVEN TO IT TO APPROVE OR DISAPPROVE, (II) ANY ARRANGEMENT OR TERM IS TO BE SATISFACTORY TO LENDER, OR (III) ANY OTHER DECISION OR DETERMINATION IS TO BE MADE BY LENDER, THEN EXCEPT AS MAY BE OTHERWISE EXPRESSLY AND SPECIFICALLY PROVIDED THEREIN, THE DECISION TO APPROVE OR DISAPPROVE, ALL DECISIONS THAT ARRANGEMENTS OR TERMS ARE SATISFACTORY OR NOT SATISFACTORY, AND ALL OTHER DECISIONS AND DETERMINATIONS MADE BY LENDER, SHALL BE IN THE SOLE BUT REASONABLE DISCRETION OF LENDER, WITHOUT REGARD FOR THE ADEQUACY OF ANY SECURITY FOR THE OBLIGATIONS; (h) whenever by the terms of the Loan Documents, Borrower is prohibited from taking an action or permitting the occurrence of some circumstance, Borrower shall not, directly or indirectly take that action or permit that circumstance, or directly or indirectly permit any Subsidiary to take that action or permit that circumstance; (i) evidence of the occurrence or non-occurrence of any event, or the existence or non-existence of any circumstance to be delivered to Lender must be in a form reasonably satisfactory to Lender; (j) unless specified otherwise, references to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (k) unless otherwise specified, all references to a time of day are references to the time in St. Louis, Missouri; (l) references to "month" or "year" are references to a calendar month or calendar year, respectively; (m) if any date specified in this agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day; (n) a pronoun used in referring generally to any member of a class of Persons, or Persons and things, applies to each member of that class, whether of the masculine, feminine, or neuter gender; (o) references to "articles," "sections," "subsections," "paragraphs;" "exhibits," and "schedules" reference articles, sections, subsections, paragraphs, exhibits, and schedules, respectively, of this agreement unless otherwise specifically provided; (p) the words "hereof," "herein," "hereunder," and "hereby" refer to this agreement as a whole and not to any particular provision of this agreement; (q) the definitions in this agreement apply equally to both singular and plural forms of the terms defined; and (r) for purposes of computing periods of time from a specified date to a later specified date, the word "from " means "from and after" and the words "to" and "until" each mean "to and including".

ARTICLE 11                       - MISCELLANEOUS

11.01 Entire Agreement.  This agreement and the other Loan Documents, collectively: (i) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (ii) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (iii) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.  In the event of any conflict between this agreement and any other agreements required by this agreement, this agreement will prevail.

11.02 Joint and Several Obligations.  If Borrower consists of more than one Person, each Borrower (a) expressly acknowledges that it has benefited and will benefit, directly and indirectly, from each Loan and acknowledges and undertakes, together with the other Borrowers, joint and several liability for the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Loan Obligations; (b) acknowledges that this agreement is the independent and several obligation of each Borrower and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower; and (c) agrees that its liability hereunder and under any other Loan Document is absolute, unconditional, continuing and irrevocable.  BORROWER EXPRESSLY WAIVES ANY REQUIREMENT THAT LENDER EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER BORROWERS UNDER THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE OBLIGATIONS.

11.03 Authority to Bind Borrower.  If Borrower is comprised of multiple Persons, any Person comprising Borrower is authorized to bind all parties comprising Borrower.  Without limitation of the foregoing, Lender may require any Loan Request or other request, authorization, or other action by or on behalf of Borrower be by one or more individuals designated in writing by the parties comprising Borrower (a "Designated Person").  Lender may, at any time and without notice, waive any prior requirement that requests, authorizations, or other actions be taken only by a Designated Person.

11.04 Binding Effect; Successors and Assigns.  The Loan Documents will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

11.05 Assignment; Participations.  Borrower shall not assign its rights or obligations hereunder without Lender's consent.  Lender may assign or sell participations in all or any portion of its interest in the Loans or under the Loan Documents to any Person.  Lender may disclose to any actual or potential assignee or participant any information or documents that Borrower has delivered to Lender in connection with the Loan Documents; and Borrower shall cooperate fully with Lender in providing such information and documents.  If Lender assigns or sells a participation in the Loans or the Loan Documents, the purchaser will have the right of set-off against Borrower.

11.06 Severability.  Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of that Loan Document or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Lender may, at its option, declare all Loan Obligations immediately due and payable.

11.07 Amendments in Writing.  The Loan Documents may not be amended, changed, modified, altered or terminated without the prior written consent of all parties to the respective Loan Document.

11.08 Governing Law.  Except as expressly stated therein, the Loan Documents will be governed exclusively by the applicable laws of the State of Florida (the "Governing Law State") without regard or reference to its conflict of laws principles.  Borrower understands that the laws of the Governing Law State may differ from the laws of the State where Borrower resides or otherwise is located or where the Collateral is located.  Borrower understands, agrees and acknowledges that (a) this agreement and the transaction evidenced hereby have significant and substantial contacts with the Governing Law State, (b) it is convenient to Borrower and Lender to select the law of the Governing Law State to govern this agreement and the transactions evidenced hereby, (c) the transactions evidenced by this agreement bear a reasonable connection to the laws of the Governing Law State, (d) the choice of the internal laws of the Governing Law State was made for good and valid reasons, and (e) the choice of the Governing Law State constitutes good and valuable consideration for Lender to enter into this agreement and Lender has entered into this agreement in reliance on this choice.

11.09 JURISDICTION AND VENUE.  BORROWER IRREVOCABLY AGREES THAT, AT THE OPTION OF LENDER, ALL ACTIONS, PROCEEDINGS OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL BE LITIGATED IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA (ORLANDO DIVISION) OR THE FLORIDA STATE COURT LOCATED IN POLK COUNTY, FLORIDA.  BORROWER IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF THOSE COURTS FOR ALL SUCH ACTIONS, PROCEEDINGS AND COUNTERCLAIMS AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE.

11.10 Counterpart Execution.  The Loan Documents may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.

11.11 Necessary Action. Lender is authorized to execute any other documents or take any other actions necessary to effectuate the Loan Documents and the consummation of the transactions contemplated therein.

11.12 Credit Report. Lender is authorized to order a credit report and verify all other credit information, including past and present loans and standard references from time to time to evaluate the creditworthiness of Borrower.  Without limitation, a copy of the consent for release of information, general authorization or similar document on file with Lender shall authorize third Persons to provide the information requested from time to time.

11.13 No Construction Against Drafter.  Each Party has participated in negotiating and drafting this agreement, so if an ambiguity or a question of intent or interpretation arises, this agreement is to be construed as if the parties had drafted it jointly, as opposed to being construed against a Party because it was responsible for drafting one or more provisions of this agreement.

11.14 INDEMNIFICATION.  BORROWER SHALL DEFEND, INDEMNIFY AND HOLD LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS AND ATTORNEYS (THE "INDEMNIFIED PERSONS") HARMLESS AGAINST ANY AND ALL LOSSES OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PERSONS: (I) INCURRED AS A RESULT OF THE FAILURE BY BORROWER TO BORROW THE AMOUNT SPECIFIED IN A LOAN REQUEST (INCLUDING ANY FAILURE RESULTING FROM THE FAILURE TO FULFILL THE APPLICABLE CONDITIONS PRECEDENT), INCLUDING ANY LOSS OF ANTICIPATED PROFITS AND LOSSES BY REASON OF THE LIQUIDATION OR REEMPLOYMENT OF FUNDS ACQUIRED BY LENDER TO FUND THE LOAN; (II) AS A RESULT OF ITS ACTS OR OMISSIONS WHICH RESULT FROM COMMUNICATIONS GIVEN OR PURPORTED TO BE GIVEN, BY BORROWER OR ANY DESIGNATED PERSON, WHICH ARE INTERRUPTED, WHICH ARE MISUNDERSTOOD, OR WHICH ARE IN FACT FROM UNAUTHORIZED PERSONS; (III) ARISING OUT OF OR RESULTING FROM THE VIOLATION BY BORROWER OF ANY ENVIRONMENTAL LAW; (IV) RESULTING FROM THE REASONABLE RELIANCE BY LENDER ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF BORROWER; AND (V) ARISING OUT OF CLAIMS ASSERTED AGAINST THE INDEMNIFIED PERSONS AS A RESULT OF LENDER BEING PARTY TO THIS AGREEMENT OR THE TRANSACTIONS CONSUMMATED PURSUANT TO THIS AGREEMENT; EXCEPT THAT BORROWER SHALL HAVE NO OBLIGATION TO AN INDEMNIFIED PERSON UNDER THIS SECTION WITH RESPECT TO LOSSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT ANY INDEMNITY UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES IS UNENFORCEABLE FOR ANY REASON, BORROWER SHALL TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION THEREOF WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.  ALL INDEMNITIES UNDER THE LOAN DOCUMENTS IN FAVOR OF INDEMNIFIED PARTIES SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

11.15 COLLATERAL AGENCY AGREEMENT.  The Loan Documents are subject to the terms of the Collateral Agency Agreement. Such agreement does not affect Borrower’s obligations under the Loan Documents and allows the Hedging Obligations to be secured by the Collateral Documents.

11.16 ENDORSEMENT AND ASSIGNMENT IN LIEU OF SATISFACTION.  When the indebtedness evidenced and secured by the Loan Documents has been paid in full and there exists no further commitment binding upon Lender to extend financing under any of the Loan Documents, Lender shall execute, acknowledge and deliver to Borrower a satisfaction of mortgage in recordable form confirming the full payment of the indebtedness evidenced and secured by the Loan Documents and shall authorize the filing by Borrower of Forms UCC-3 Financing Statement Amendments in the Florida Secured Transaction Registry and in the Public Records of Hendry, Polk and Collier Counties, Florida, terminating any then effective financing statements; provided, however, that if requested by Borrower in writing prior to the execution and delivery of such satisfaction of mortgage and said authorization with respect to the termination of then effective financing statements, Lender shall assign the Loan Documents and shall endorse the promissory notes evidencing the Term Loan and the Line of Credit Loan (in each case, without covenant, recourse, representation or warranty except as specified below), and deliver the originals thereof through an appropriate third party escrow holder reasonably acceptable to Lender, upon payment of an administrative fee determined by Lender which shall in no event be in excess of $1,500.00, plus Lender’s reasonable attorney’s fees and costs actually incurred in executing, acknowledging, delivering and accomplishing such endorsement and assignment, to a third party bank, insurance company or other institutional lender which agrees, together with Borrower, in writing, to indemnify and hold Lender harmless from any claims, causes of action or liabilities arising out of the Term Loan, the Line of Credit Loan and/or the Loan Documents after the effective date of such endorsement and assignment by Lender.  In connection with the above mentioned endorsement and assignment by Lender, Lender shall deliver a pay-off statement of the amounts owing and represent and warrant only (i) that it owns and holds the Loan Documents so endorsed and assigned and (ii) that none of the Loan Documents so endorsed and assigned have been otherwise sold, assigned, pledged or encumbered by Lender and that Lender has good right and lawful authority to assign and endorse the Loan Documents.  Nothing herein shall require Lender to postpone the Line of Credit Maturity Date or the Term Date Maturity Date or otherwise waive or compromise any of its rights and/or remedies under any of the Loan Documents unless and until all indebtedness evidenced and secured thereby is paid in full and no further commitment on the part of the Lender exists to extend or advance additional financing to the Borrower pursuant to the terms of the Loan Documents.

11.17 WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER HEREBY SEVERALLY, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY AND WAIVE THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL OR PUNITIVE DAMAGES IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT, OF OR IN CONNECTION WITH, OR IN ANY WAY RELATING TO, DIRECTLY OR INDIRECTLY, THE LOANS EVIDENCED HEREBY, THIS CREDIT AGREEMENT, THE NOTE, THE MORTGAGE OR ANY OTHER LOAN DOCUMENT, ANY COLLATERAL THEREFOR, AND/OR ANY RELATIONSHIP, COURSE OF CONDUCT OR DEALINGS OR NEGOTIATIONS BETWEEN BORROWER AND LENDER, PERTAINING TO ANY OF THE FOREGOING, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM.  EACH OF BORROWER SEVERALLY ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL AND CONSEQUENTIAL AND PUNITIVE DAMAGES IS A MATERIAL INDUCEMENT TO LENDER IN EXTENDING THE CREDIT EVIDENCED HEREBY AND THE SWAP COUNTERPARTIES ENTERING INTO THE HEDGING AGREEMENTS, THAT LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS WAIVER, AND THAT EACH PARTY HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL, SELECTED BY SUCH PARTY'S OWN FREE WILL, OR HAS HAD AN OPPORTUNITY TO CONSULT WITH INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH THIS CREDIT AGREEMENT AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

11.18 BALLOON PAYMENT.  THIS AGREEMENT PROVIDES FOR A BALLOON PAYMENT.  BORROWER ACKNOWLEDGES THAT LENDER HAS NOT AGREED TO REFINANCE THAT PAYMENT.

11.19 USA Patriot Act Notice.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who obtains a loan.  Lender will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information.  Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower, any guarantors or other related persons.

11.20 ORAL AGREEMENTS OR COMMITMENTS.   NOTICE IS HEREBY GIVEN TO MAKER THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, MODIFY LOAN TERMS OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE PURSUANT TO FLORIDA STATUTES SECTION 687.304 AS AMENDED OR RENUMBERED FROM TIME TO TIME.

APPLICABLE DOCUMENTARY STAMP TAXES HAVE BEEN PAID AND AFFIXED TO THE MORTGAGE
SECURING THE OBLIGATIONS

The parties have signed this agreement effective as of the day and year first written above.

BORROWER

Alico, Inc., a Florida corporation

By:           /S/ JD Alexander
Its:           Chief Executive Officer

Alico-Agri, Ltd., a Florida limited partnership

By:           Alico, Inc., a Florida corporation,

its General Partner

By:           /S/ JD Alexander

Its:          Chief Executive Officer

Alico Plant World, L.L.C., a Florida limited liability company

By:           Alico, Inc., a Florida corporation,

its Manager

By:           /S/ JD Alexander
                                                Its:          Chief Executive Officer
Bowen Brothers Fruit, LLC, a Florida limited liability company

By:           Alico, Inc., a Florida corporation,

its Managing Member

By:           /S/ JD Alexander

Its:           Chief Executive Officer

Alico Land Development Inc., a Florida corporation

By:           /S/ JD Alexander
Its:           Chief Executive Officer

Address for notices:
640 South Main Street Labelle, Florida 33935 ATTN: Chief Financial Officer

Alico Term & RELOC 2010
Credit Agreement

LENDER

Address for notices:	RABO AGRIFINANCE, INC. By: /S/ Brian J. Newcomer Its: Executive Vice President
12443 Olive Boulevard, Suite 50 St. Louis, MO 63141 Attention: Customer Service Representative

Alico Term & RELOC 2010
Credit Agreement

EXHIBIT A

PRICING GRID

The Percentage Margin will be adjusted annually, on the first of each January, based upon the Borrower’s Debt Coverage Service Ratio for the immediately preceding fiscal year. Category 2 pricing will apply from the Closing Date until February 1, 2011, at which time the pricing grid specified below will apply.

Debt Service Coverage Ratio	Percentage Margin	Default Rate
Category 1 ≥ 1.75x	2.25%	Category 3 Pricing + 5.00%
Category 2 ≥ 1.15x and < 1.75x	2.50%	Category 3 Pricing + 5.00%
Category 3 < 1.15x	2.75%	Category 3 Pricing + 5.00%

In the event of default, the Default Rate shall apply regardless of the level of the Debt Service Coverage Ratio.  The Default Rate will be 5% in excess of Category 3 Pricing.

Alico Term & RELOC 2010
Credit Agreement